Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated February 9, 2024 with respect to our audits of Invizyne Technologies, Inc. (the “Company”), consolidated financial statements as of December 31, 2022 and 2021 and for each of the years in the two-year period ending December 31, 2022. Our report includes an explanatory paragraph as to the Company’s ability to continue as a going concern.

We consent to the use of our name as it appears under the caption “Experts”.

/s/ RBSM LLP

Las Vegas, Nevada

February 9, 2024